Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:                         Press Contact:
---------------------------                         --------------
Barbara Domingo                                     Shannon Henderson
Align Technology, Inc.                              Ethos Communications, Inc.
(408) 470-1000                                      (678) 540-9222
investorinfo@aligntech.com                          align@ethoscommunication.com

        ALIGN TECHNOLOGY, INC. REPORTS Q3 2006 REVENUES OF $49.0 MILLION

Santa Clara, Calif. - October 25, 2006 - Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, today reported financial results for the third quarter of 2006. Total revenues for the third quarter of 2006 were $49.0 million, compared to $50.9 million in the third quarter of 2005, a decrease of
3.6 percent.

"The third quarter was a busy one for Align," stated Thomas M. Prescott, Align Technology's President and CEO. "Over 1,100 doctors used Invisalign for the first time and we trained almost 1,000 new doctors. Additionally, at the end of the quarter, we announced our intent to sign a definitive agreement with OrthoClear - which we did earlier this month - ending all pending litigation matters with them. With the litigation now behind us and our base of doctors growing, we can focus entirely on growing the top line. We will generate that growth through increased adoption of Invisalign by dentists and orthodontists as the Invisalign product evolves to better meet their specific needs. Our goal is to return to profitability and increase value for our shareholders, customers, and employees."

The net loss for the third quarter of 2006, as reported on a GAAP basis, was $10.3 million, or loss per share of $0.16. This compares to GAAP net loss of $1.5 million for the third quarter of 2005, or loss per share of $0.02.

          Align Technology Inc. 881 Martin Avenue Santa Clara, CA 95050
                     Tel: (408) 470-1000 Fax: (408) 470-1201

The non-GAAP net loss for the third quarter of 2006 was $8.0 million, or non-GAAP loss per share of $0.13. The reconciliation of the GAAP to non-GAAP measurements for net loss for the third quarter of 2006 is set forth below within Align Technology's financial statements.

As of September 30, 2006, Align had $86.1 million in cash, cash equivalents, marketable securities, and restricted cash, compared to $74.4 million as of December 31, 2005. Align borrowed $15 million from its credit facility during the third quarter. Additionally, on October 13, 2006, Align signed the definitive agreement with OrthoClear and subsequently disbursed $20 million to them.

Align Webcast and Conference Call
---------------------------------

Align Technology will host a webcast and conference call today, October 25, 2006 at 8:45 a.m. EDT, 5:45 a.m. PDT, to review the third quarter of 2006 results and discuss future operating trends and guidance. To access the webcast, click on "Webcasts & Presentations" on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial (201) 689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available through 5:30 p.m. EDT on July 25, 2007. Additionally, a telephonic replay of the call can be accessed by dialing (877) 660-6853 with account number 292 followed by # and conference number 199387 followed by #. The replay may be accessed from international locations by dialing (201) 612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. EDT on November 8, 2006.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in April 1997 and received FDA clearance to market Invisalign in 1998.

To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

Forward-Looking Statement

This news release contains forward-looking statements, including statements regarding Align's expectation that it will generate revenue growth through increased adoption of Invisalign by dentists and orthodontists by evolving the Invisalign system to better meet their specific needs. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, including expenses related to the OrthoClear settlement, customer demand for Invisalign, acceptance of Invisalign by consumers and dental professionals, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel, including members of its direct sales force. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 1, 2006, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

                                      # # #

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                            Three Months Ended               Nine Months Ended
                                                       -----------------------------   -----------------------------
                                                       September 30,   September 30,   September 30,   September 30,
(in thousands, except per share data)                      2006            2005            2006            2005
----------------------------------------------------   -------------   -------------   -------------   -------------
Revenues                                               $      49,034   $      50,866   $     151,163   $     155,961

Cost of revenues                                              16,789          14,975          47,578          47,073
                                                       -------------   -------------   -------------   -------------
Gross profit                                                  32,245          35,891         103,585         108,888
                                                       -------------   -------------   -------------   -------------
Operating expenses:

Sales and marketing                                           19,165          21,315          59,872          61,498
General and administrative                                    19,238          11,715          49,656          30,949
Research and development                                       4,807           4,400          13,526          14,658
                                                       -------------   -------------   -------------   -------------
Total operating expenses                                      43,210          37,430         123,054         107,105
                                                       -------------   -------------   -------------   -------------
Profit (Loss) from operations                                (10,965)         (1,539)        (19,469)          1,783

Interest and other income, net                                   854             326           2,393              28
Provision for income taxes                                      (209)           (303)           (618)           (926)
                                                       -------------   -------------   -------------   -------------
Net profit (loss)                                      $     (10,320)  $      (1,516)  $     (17,694)  $         885
                                                       =============   =============   =============   =============

Net profit (loss) per share
  - basic                                              $       (0.16)  $       (0.02)  $       (0.28)  $        0.01
                                                       =============   =============   =============   =============
  - diluted                                            $       (0.16)  $       (0.02)  $       (0.28)  $        0.01
                                                       =============   =============   =============   =============

Shares used in computing net profit (loss) per share
  - basic                                                     63,230          61,788          62,907          61,509
                                                       =============   =============   =============   =============
  - diluted                                                   63,230          61,788          62,907          63,129
                                                       =============   =============   =============   =============

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

                                                       September 30,   December 31,
(in thousands)                                             2006            2005
----------------------------------------------------   -------------   -------------
                       ASSETS

Current assets:
Cash and cash equivalents                              $      74,034   $      74,219
Restricted cash                                                  161             150
Marketable securities, short-term                             11,898               -
Accounts receivable, net                                      32,607          29,305
Inventories, net                                               2,665           2,930
Other current assets                                           5,299           4,982
                                                       -------------   -------------
  Total current assets                                       126,664         111,586

Property and equipment, net                                   27,336          26,427
Other long-term assets                                         2,891           4,097
                                                       -------------   -------------
    Total assets                                       $     156,891   $     142,110
                                                       =============   =============

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit                                         $      15,000   $           -
Accounts payable                                               7,137           2,489
Accrued liabilities                                           31,891          29,372
Deferred revenue                                              12,143          16,747
                                                       -------------   -------------
  Total current liabilities                                   66,171          48,608

Other long term liabilities                                      296              64
                                                       -------------   -------------
    Total liabilities                                         66,467          48,672

Total stockholders' equity                                    90,424          93,438
                                                       -------------   -------------
      Total liabilities and stockholders' equity       $     156,891   $     142,110
                                                       =============   =============

ALIGN TECHNOLOGY, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of gross profit, profit (loss) from operations, net profit (loss) and certain expenses (including sales and marketing, general and administrative and research and development), which exclude stock-based compensation to allow for a better comparison of results in the current period to those in prior periods that did not include FAS 123(R) stock-based compensation. We believe the non-GAAP measures that exclude stock-based compensation enhance the comparability of results against prior periods. In addition, we use these non-GAAP financial measures for internal management purposes, when publicly providing our business outlook and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

                                             Three Months Ended September 30, 2006        Three Months Ended September 30, 2005
                                           ------------------------------------------   ------------------------------------------
(in thousands, except per share data)        Reported     Adjustments (a)  Non GAAP       Reported     Adjustments (a)  Non GAAP
----------------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Revenues                                   $     49,034   $          -   $     49,034   $     50,866   $          -   $     50,866

Cost of revenues
                                                 16,789           (186)        16,603         14,975              -         14,975
                                           ------------   ------------   ------------   ------------   ------------   ------------
Gross profit                                     32,245            186         32,431         35,891              -         35,891
                                           ------------   ------------   ------------   ------------   ------------   ------------
Operating expenses:

Sales and marketing                              19,165           (714)        18,451         21,315              -         21,315
General and administrative                       19,238         (1,015)        18,223         11,715              -         11,715
Research and development                          4,807           (362)         4,445          4,400              -          4,400
                                           ------------   ------------   ------------   ------------   ------------   ------------
Total operating expenses                         43,210         (2,091)        41,119         37,430              -         37,430
                                           ------------   ------------   ------------   ------------   ------------   ------------

Profit (Loss) from operations                   (10,965)         2,277         (8,688)        (1,539)             -         (1,539)

Interest and other income, net                      854              -            854            326              -            326
Provision for income taxes                         (209)             -           (209)          (303)             -           (303)
                                           ------------   ------------   ------------   ------------   ------------   ------------
Net profit (loss)                          $    (10,320)  $      2,277   $     (8,043)  $     (1,516)  $          -   $     (1,516)
                                           ============   ============   ============   ============   ============   ============
Net profit (loss) per share
     - basic                               $      (0.16)                 $      (0.13)  $      (0.02)                 $      (0.02)
                                           ============                  ============   ============                  ============
     - diluted                             $      (0.16)                 $      (0.13)  $      (0.02)                 $      (0.02)
                                           ============                  ============   ============                  ============
Shares used in computing net
 profit (loss) per share
     - basic                                     63,230                        63,230         61,788                        61,788
                                           ============                  ============   ============                  ============
     - diluted                                   63,230                        63,230         61,788                        61,788
                                           ============                  ============   ============                  ============

(a) Non cash stock-based compensation included in cost of sales and operating expenses.

ALIGN TECHNOLOGY, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of gross profit, profit (loss) from operations, net profit (loss) and certain expenses (including sales and marketing, general and administrative and research and development), which exclude stock-based compensation to allow for a better comparison of results in the current period to those in prior periods that did not include FAS 123(R) stock-based compensation. We believe the non-GAAP measures that exclude stock-based compensation enhance the comparability of results against prior periods. In addition, we use these non-GAAP financial measures for internal management purposes, when publicly providing our business outlook and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

                                              Nine Months Ended September 30, 2006         Nine Months Ended September 30, 2005
                                           ------------------------------------------   ------------------------------------------
(in thousands, except per share data)        Reported     Adjustments (a)  Non GAAP       Reported     Adjustments (a)  Non GAAP
----------------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Revenues                                   $    151,163   $          -   $    151,163   $    155,961   $          -   $    155,961

Cost of revenues                                 47,578           (515)        47,063         47,073              -         47,073
                                           ------------   ------------   ------------   ------------   ------------   ------------
Gross profit                                    103,585            515        104,100        108,888              -        108,888
                                           ------------   ------------   ------------   ------------   ------------   ------------
Operating expenses:

Sales and marketing                              59,872         (2,125)        57,747         61,498             (6)        61,492
General and administrative                       49,656         (3,132)        46,524         30,949             (6)        30,943
Research and development                         13,526           (976)        12,550         14,658              -         14,658
                                           ------------   ------------   ------------   ------------   ------------   ------------
Total operating expenses                        123,054         (6,233)       116,821        107,105            (12)       107,093
                                           ------------   ------------   ------------   ------------   ------------   ------------

Profit (Loss) from operations                   (19,469)         6,748        (12,721)         1,783             12          1,795

Interest and other income, net                    2,393              -          2,393             28              -             28
Provision for income taxes                         (618)             -           (618)          (926)             -           (926)
                                           ------------   ------------   ------------   ------------   ------------   ------------
Net profit (loss)                          $    (17,694)  $      6,748   $    (10,946)  $        885   $         12   $        897
                                           ============   ============   ============   ============   ============   ============
Net profit (loss) per share
     - basic                               $      (0.28)                 $      (0.17)  $       0.01                  $       0.01
                                           ============                  ============   ============                  ============
     - diluted                             $      (0.28)                 $      (0.17)  $       0.01                  $       0.01
                                           ============                  ============   ============                  ============

Shares used in computing net
 profit(loss) per share
     - basic                                     62,907                        62,907         61,509                        61,509
                                           ============                  ============   ============                  ============
     - diluted                                   62,907                        62,907         63,129                        63,129
                                           ============                  ============   ============                  ============

(a) Non cash stock-based compensation included in cost of sales and operating expenses

ALIGN TECHNOLOGY, INC.
FACT SHEET

The following information highlights business metrics for Align's third quarter of 2006. For prior quarter information, please refer to the Investor Relations website at http://investor.aligntech.com.

(rounded to the nearest hundred, except in utilization)

Cases Delivered                              3Q 2006
-------------------------------------------------------
U.S. Orthodontists - Full                         9,600
U.S. Orthodontists - Invisalign Express           3,400
U.S. GP dentists - Full                          12,500
U.S. GP dentists - Invisalign Express             5,800
International - Full                              4,300
International - Invisalign Express                  100
-------------------------------------------------------
Total Cases Delivered                            35,700

                                                           Cumulative
Doctors Trained                              3Q 2006         Total
----------------------------------------------------------------------
U.S. Orthodontists                                    -          7,900
U.S. GP dentists                                    750         20,700
International                                       200         10,400
----------------------------------------------------------------------
Total Doctors Trained                               950         39,000

Total Submitting Doctors                     3Q 2006
-------------------------------------------------------
U.S. Orthodontists                                2,700
U.S. GP dentists                                  7,700
International                                     1,700
-------------------------------------------------------
Total Submitting Doctors                         12,100

Doctor Utilization*                          3Q 2006
-------------------------------------------------------
U.S. Orthodontists                                 4.71
U.S. GP dentists                                   2.49
International                                      2.72

* Doctor Utilization = # of cases / # of doctors cases are shipped to